U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________________________________________________________________

BOXCEIPTS.COM, INC.

(Name of Registrant in its Charter)

Nevada	7371	27-3730027
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Geoffrey T. Farwell

President and Chief Executive Officer

Boxceipts.com, Inc.

5711 W. 157th Terrace

Overland Park, KS 66223

913.948.1233

(Address and Telephone Number of Principal Executive Offices)

Capitol Corporate Services, Inc.

202 South Minnesota Street Carson City, NV 89703

775.844.0490

(Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

Sheila L. Seck, Esq.

Seck & Associates LLC

7285 W 132nd Street Suite 240

Overland Park, KS 66213

913.232.2270

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. ⌧

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	⌧

CALCULATION OF REGISTRATION FEE

Range of Common Securities to Be Registered	Amount to Be Registered	Proposed Offering Price per Share(1)(2)	Proposed Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Stock	200,000	$0.03	$6,000	$.69(3)

(1)	This price was arbitrarily determined by the Company.
(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum.

(3)	Proceeds to the selling shareholders. The selling shareholders may not sell their shares
(4)	Paid in advance. The Company has agreed to bear the expenses related to the registration of shares for the selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

BOXCEIPTS.COM, INC.

200,000 SHARES OF COMMON STOCK

The selling shareholders named in this Prospectus are offering all of the shares of common stock offered through this Prospectus.  Our common stock is presently not traded on any market or securities exchange.  The 200,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.03 per share until our shares are quoted on the OTC Bulletin Board and, thereafter, at prevailing market prices or privately negotiated prices.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION.  PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this Prospectus is _______________, 2011

Item 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information you should consider before investing in the shares. You are urged to read this Prospectus in its entirety, including the information under “Risk Factors”. Unless the context indicates otherwise, the words “we,” “us” “our” or the “Company” refer to Boxceipts.com, Inc.

About Our Company

Boxceipts.com, Inc., a Nevada corporation, was formed on October 25, 2010.

On October 25, 2010, the Company issued three million one hundred (3,100,000) shares of common stock to Geoffrey Farwell for an aggregate purchase price of $100 in cash $3,000 in a subscription receivable.  Mr. Farwell’s shares are restricted securities and are subject to Rule 144 of the Securities Act of 1933 (the “Securities Act”).

The Company's principal offices are located at 5711 West 157th Terrace, Overland Park, KS 66223. Our telephone number there is 913.948.1233. We are in the process of developing and improving our website at www.boxceipts.com. Information included on our website is not a part of this Prospectus.

The Company sold an aggregate of 200,000 shares of the Company’s common stock in private placement transactions to a total of 35 investors in July 2011 through August 2011 who are the selling shareholders hereunder.  The selling shareholders are offering shares of common stock of the Company for their own account.  The Company will not receive any of the proceeds from the sale of these shares of common stock.

Since incorporation, the Company has been involved in organizational matters and developing and enhancing the Company’s business plan. The Company has not yet commenced operations to implement its business plan. The Company currently does not have enough cash to execute its business plan. The Company will need to obtain additional financing in order to implement its business plan and can make no assurances that it will be able to secure the financing necessary to implement its business plan. The Company will consider public and/or private sales of its common stock or bank financing to raise funds necessary to begin implementation of its business plan. Mr. Geoffrey Farwell, the Company’s sole officer and director, has indicated that he would be willing to consider lending funds to the  Company on an interim basis if an opportunity arose for which the Company had no available funds from any other source.  There is no firm commitment for any such loan and no agreement between the Company and Mr. Farwell for such a loan. Additionally, the Company has no third party commitment for financing.

The Company was formed to provide retailers with an email solution between Point of Sale (POS) software and client’s email address to deliver their receipts. The Company plans to develop a system that allows retail companies the option of emailing customer transactions receipts.  The customer would then also be able to search for receipts from the internet.  The website’s user interface, www.boxceipts.com, was developed using Microsoft Visual Web Developer 2010 Express.  The database was developed using SQL Server 2008.  The website resides on a Windows Server 2008 server co-located at www.godaddy.com.  The website is protected with a security certificate offering RSA (2,048 bit) encryption.

The CEO, president and secretary is Geoffrey T. Farwell. Mr. Farwell was elected as a director on October 25, 2010.  Mr. Farwell has over 10 years experience in new business development.  He specializes in identifying opportunities and working to fill the void with a technological solution.  In addition to his work with the Company, Mr. Farwell is currently working with a mobile notary company he founded in 2009.  Prior owning and operating his own business, Mr. Farwell spent five years in new business development for Stewart Title Insurance Company and its subsidiaries.  During his time with Stewart, Mr. Farwell operated in a variety of roles integrating title company acquisitions into the Stewart process model.  Prior to 2004, Mr. Farwell held a variety of sales positions in the mortgage industry.

The Company is not currently generating revenue.

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements indicating substantial doubt about our ability to continue as a going concern. The Company has incurred losses since inception resulting in an accumulated deficit of $94 at August 31, 2011. The Company has $6 in cash as of August 31, 2011.  Further losses are anticipated in the development of the business of the Company raising substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is therefor a shell company as defined in Rule 405.

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

(1)

No or nominal operations; and

(2)

Either:

(i)   No or nominal assets;

(ii)  Assets consisting solely of cash and cash equivalents; or

(iii) Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.

The Offering

The selling shareholders named in this Prospectus are offering all of the shares of common stock offered through this Prospectus.  The selling shareholders are selling shares of common stock covered by this Prospectus for their own account. We will not receive any of the proceeds from the resale of these shares.  The offering price of $0.03 was determined by the price shares were sold to shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board (“OTCBB”), at which time the shares may be sold at prevailing market prices or privately negotiated prices.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB nor can there be any assurance that such an application for quotation will be approved.  We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.  The Balance Sheet Data and the Statements of Operations are derived from our audited financial statements.

Balance Sheet Data	8/31/2011 (Audited)

Cash	$6
Total Assets	$21,846
Liabilities	$12,840
Total Shareholders’ Equity	$9,006

Statement of Operations From Incorporation on October 25, 2010 to August 31, 2011 (Audited)	8/31/2011 (Audited)

Revenue	$0
Net Loss	$94

Risk Factors

An investment in our stock is risky. You should carefully consider the risks and uncertainties described below and the other information in this Prospectus before deciding whether to invest in the Shares we are offering.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Please note that throughout this Prospectus, the words “we”, “our” or “us” refer to the Company.

Risks Related to Our Company

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Please note that throughout this Prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling shareholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL STARTUP COMPANY.

We were incorporated in Nevada on October 25, 2010.  We have no significant assets, limited financial resources and minimal revenues to date.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate.  Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We are a development stage company. Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. If we cannot obtain sufficient funding, we may have to delay or abandon the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF GEOFFREY FARWELL, OUR PRESIDENT.  WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Geoffrey Farwell, our President.  We currently do not have an employment agreement with Mr. Farwell.  The loss of his service could have a material adverse effect on our business, financial condition, or results of operation.

OUR PRESIDENT, CHIEF EXECUTIVE OFFICER AND EMPLOYEE, GEOFFREY FARWELL, HAS NO EXPERIENCE MANAGING PUBLIC COMPANIES.

Mr. Farwell, our President, Chief Executive Officer and Director, has no experience managing public companies

WE DO NOT PRESENTLY HAVE IN PLACE AN EMPLOYMENT AGREEMENT WITH GEOFFREY FARWELL, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER.

We presently do not have in place an employment agreement with Geoffrey Farwell, our President and Chief Executive Officer.  Should the Company no longer be able to secure the services of Mr. Farwell, the loss could have a material adverse effect on our business, financial condition or results of operation.

OUR MANAGEMENT IS NOT CURRENTLY RECEIVING ANY COMPENSATION.

Mr. Farwell is not currently receiving any compensation for his work as an officer for the Company.  Mr. Farwell does not intend to take any form of salary until the Company’s annual revenues reach substantial levels, at which time a reasonable salary shall be determined.  Based upon the Company’s growth status, Mr. Farwell is not expected to take a salary for the foreseeable future.

WE HAVE NO PLANS TO PAY DIVIDENDS.

To date, we have paid no cash dividends on our common shares.  For the foreseeable future, earnings generated from our operation will be retained for use in our business and not to pay dividends.

THE OFFERING PRICE OF THE SHARES SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.03 for the shares of common stock was determined based on the price paid by the selling shareholders in our private offering.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.  The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value.  The offering price should not be regarded as an indicator of the future market price of the securities.

BECAUSE GEOFFREY FARWELL OWNS MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK AFTER THIS OFFERING AND WILL BE ABLE TO DECIDE WHO WILL BE OUR DIRECTORS, YOU MAY NOT BE ABLE TO ELECT OUR DIRECTORS.

Geoffrey Farwell owns 94% of our authorized and issued common stock.  Accordingly, for as long as Geoffrey Farwell continues to own more than 50% of our common stock, Geoffrey Farwell will be able to elect our entire board of directors, control all matters that require a shareholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations.  This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

WHILE NO CURRENT LAWSUITS ARE FILED AGAINST THE COMPANY, THE POSSIBILITY EXISTS THAT A CLAIM OF SOME KIND MAY BE MADE IN THE FUTURE.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future.  We currently have no plan to purchase liability insurance and we currently lack the resources to purchase such insurance.

PURCHASERS MAY HAVE DIFFICULTY EVALUATING THE COMPANY’S BUSINESS BECAUSE OF THE ABSENCE OF ANY OPERATING HISTORY.

The Company was incorporated on October 25, 2010, and to date, the Company has been involved primarily in organizational activities. The Company has earned only no revenue, and therefore has no revenue history on which to evaluate the Company.  Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. There is no guarantee that we will commence additional business operations or that our business operations will be profitable. For this reason, investors are encouraged to review the Company’s financial information and Prospectus to have discussions with representatives of the Company and to engage professional advisors to evaluate an investment in the Company.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the development of the business of the Company. We have generated no revenue from operations to date. We may not be able to implement our business plan without obtaining additional financing. If this financing is not available or obtainable, investors may lose a substantial portion or all of their investment. If adequate funds are not available to satisfy our immediate or intermediate capital requirements, we will limit our operations significantly. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all. The most likely source of future funds presently available to us is through the sale of additional shares of common stock, which could result in dilution to existing shareholders and their interest may be subordinate to the rights and preferences of the holders of new equity shares.

THE COMPANY HAS A LACK OF PROFIT AND UNCERTAIN PROFIT OUTLOOK.

The Company has no operations on which to evaluate the Company and its prospects. If customers do not adopt the Company’s products and services due to the Company’s operating history, the Company’s profits will be significantly and negatively affected. The Company's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered in this context.

IF THE COMPANY DOES NOT GENERATE SALES IN A TIMELY MANNER, THE COMPANY MAY RUN OUT OF CASH.

The Company’s business plan is dependent on sales.  We have limited marketing and sales resources, so the Company cannot determine with any certainty when it will generate revenue.  The Company will hire staff and incur expenses and plans to increase staffing if revenues make such expenditures feasible. In the event that revenues do not occur in a timely manner, the Company will need to dramatically reduce costs and may run out of cash.

IF THE MARKET CHOOSES TO BUY COMPETITIVE PRODUCTS AND SERVICES, THE COMPANY WILL NOT BE FINANCIALLY VIABLE.

Although the Company believes that its products will be of commercial usefulness, there is no verification by the marketplace that the Company’s products and services will be purchased by customers. If the market chooses to buy competitive products and services, it may be more difficult for the Company to be profitable and the Company's business would be substantially harmed. The Company believes that the purchase of its products is also highly dependent on perceptions of risk, financial viability of the Company, ability to provide related services and support, and other factors including brand perception, references, and commercial linkage between these sales and other products and services. If the Company is not able to manage these perceptions, it may not be able to meet its forecasts and projections.

THE COMPANY’S COMPETITORS ARE LARGER AND HAVE GREATER RESOURCES, GIVING THEM THE ABILITY TO UTILIZE COMMERCIAL PRACTICES THAT PREVENT CUSTOMERS FROM BUYING THE COMPANY’S PRODUCTS AND SERVICES.

The Company's competitors are other software development companies and web-based document management systems.  Many of our competitors are larger and have resources greater than those of the Company; therefore, there can be no assurance that potential customers will buy from the Company, as opposed to the Company's competitors. If potential customers do not buy from the Company, the Company's business would be significantly harmed. Competitors may also have greater leverage and stronger relationships with their customers, as well as the ability to offer lower prices, which could affect the Company’s ability to procure customers or cause customers to change

THE COMPANY HAS AN UNCERTAIN ABILITY TO MEET FUTURE CASH NEEDS.

It is likely that the Company will need additional financing in the future, either as a result of adverse developments, or as a result of rapid growth or volatility in business levels or business conditions. If such financing is unavailable, it could have a serious adverse effect on the Company’s ability to survive.

WE MAY NOT BE ABLE TO MANAGE OR INTEGRATE FUTURE ACQUISITIONS, IF ANY.

The Company has no pending or probable acquisition transactions as of the time of this offering. However, management will consider acquisition opportunities as a key element of the Company’s planned operating strategy.  The acquisition and successful integration of such businesses that provide for synergistic or vertical integration opportunities for Company will be crucial to the success of our acquisition strategy. These acquisitions could place a strain on operations in the future.  Our ability to manage future acquisitions,  if they occur, will depend on the Company’s ability to successfully evaluate investments, monitor operations, control costs, maintain effective quality controls, expand our internal management and technical and accounting systems and  integrate  acquired  businesses  into  our  company.  As you evaluate the prospects of the Company, you should consider the many risks we will encounter during the process of integrating those businesses that may be acquired in the future. Such risks include (i) the distraction of  management's  attention  from  other  business concerns; (ii) the  potential  loss  of  key  employees  or customers of the acquired businesses;  and (iii) the  potential inability to integrate controls, standards, systems and personnel.

Our President and sole Director has no significant experience in management, and therefore,  the Company may be unable to effectively integrate any businesses we acquire in the future without encountering the difficulties described above.  Failure to effectively integrate such businesses could have a material adverse effect on our business, prospects, results of operations or financial condition.  In addition, the combined companies may not benefit as expected from the integration.

To fund future acquisitions, we may need to borrow funds or assume the debts of acquired companies, or issue more stock, which may dilute the value of our existing common stock.  To incur any additional debt, we must comply with any existing restrictions contained in any indebtedness we may have at that time.  If these  restrictions  are  not  met  and  we do not receive necessary consents or waivers  of  these  restrictions,  we may be unable to make future acquisitions.

If we do purchase additional businesses, it may negatively affect our earnings, at least in the short term.  Any future goodwill may be impaired and recognized as a charge against earnings.  Further, we cannot guarantee that any future acquisition will generate the earnings or cash flow we anticipate.  In connection with any future acquisitions, unexpected liabilities might arise and the planned benefits may not be realized.  Any or all of these actions could materially adversely affect our financial position and/or stock price.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock.  Our shares are not and have not been listed or quoted on any exchange or quotation system.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks.  These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

SOFTWARE DEVELOPMENT IS INTENSELY COMPETITIVE, AND IF THE COMPANY FAILS TO SUCCESSFULLY COMPETE IN THE MARKET, ITS MARKET SHARE AND BUSINESS WILL BE HARMED.

The markets for the products and services offered by the Company are intensely competitive and characterized by rapidly changing technology and changing consumer demands.  There are many players in the cloud-based software segment, many of which are large and have significant research and development and sales and marketing budgets and staff.  Large companies may at any time attain positions of competitive advantage that the Company will find difficult to counteract.  Because our industry is changing and evolving and we have limited operating history, our financial data will not likely reflect future operations.  There can be no assurance that the Company will be able to successfully compete with any current or potential providers of products and services competitive with those of the Company.

THE COMPANY’S SUCCESS DEPENDS, IN PART, ON ITS ABILITY TO PROTECT, DEVELOP AND RAPIDLY DEPLOY INTELLECTUAL PROPERTY.

Our intellectual property includes our cloud-based technology software, our back office solutions and related software, our registered domain name, and our unregistered trademark.  Although the Company currently intends to pursue protection of its intellectual property, there is no assurance that such protection will be available or sufficient to preclude competition. Competitors may develop similar or superior products, software, business models and intellectual property. This could have a serious impact on the ability of the Company to succeed. If the Company fails to protect, develop and secure proprietary information and intellectual property, the value of the Company could be impaired.

IF THE COMPANY IS UNABLE TO ADAPT TO THE RAPID TECHNOLOGICAL CHANGE IN ITS INDUSTRY, THE COMPANY WILL NOT REMAIN COMPETITIVE AND ITS BUSINESS WILL SUFFER.

The Company’s market is characterized by rapidly changing technologies and evolving industry standards. The recent growth of web-based solutions and intense competition in the industry exacerbate these market characteristics. The Company’s future success will depend on the Company’s ability to adapt to rapidly changing technologies by continually improving the features and reliability of its software and its services. The Company may experience difficulties that could delay or prevent the successful introduction or marketing of new products and services. In addition, new enhancements must achieve significant market acceptance. The Company could also incur substantial costs if the Company needs to modify its service or infrastructures or adapt its technology to respond to these changes.

THE OFFERING PRICE OF THE SECURITIES FOR SALE TO THE PUBLIC IS THE SAME PRICE AT WHICH THE STOCKHOLDERS PURCHASED THE STOCK.

The offering price of the securities to be sold pursuant to this Prospectus is the same price paid by the stockholders to purchase the stock from the Company. The public selling price was, in part, determined based upon current market and economic conditions. The effect of the sales price upon selling shareholders is that selling shareholders will be unable to achieve a profit on the sale of their shares in the absence of the development of an active trading market for the securities.

WE WILL INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH REPORTING AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

Upon the effectiveness of this Registration Statement, the Company will incur significant costs associated with public company reporting requirements, costs associated with accounting requirements and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase the legal and financial compliance costs of the Company and to make some activities more time consuming and costly. The Company estimates that the annual costs of compliance with public company reporting requirements at approximately $9,000.00. The Company may not be able to absorb these costs of being a public company which will negatively affect our business operations.

OUR SECURITY HOLDERS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR SECURITIES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

UPON THE EFFECTIVENESS OF THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, WE WILL NOT BE REQUIRED TO FILE PROXY STATEMENTS PURSUANT TO THE SECURITIES EXCHANGE ACT OF1934, WHICH MAY IMPEDE YOUR ABILITY TO OBTAIN INFORMATION ABOUT OUR BUSINESS AND OPERATIONS.

Upon effectiveness of this registration statement we will be subject to Section 15(d) of the Exchange Act.  Pursuant to Section 15(d) we are not required to file proxy statements.  If the Company provides an annual report to its stockholders or a proxy statement to more than ten of its stockholders, the Company will furnish copies of such annual reports and proxy statements to the Securities and Exchange Commission. Proxy statements may be useful to investors in assessing corporate business decisions such as how management is paid and potential conflict-of-interest issues with auditors. Only if we register our Common Stock under the Exchange Act will we be required to file proxy statements. However, we may never file a Form 8A to register our Common Stock under Section 12 of the Exchange Act.  If we do not file a Form 8A, we are not required to file proxy statements and it may impede your ability to obtain information about our business and operations which may have a negative effect on your investment.

Forward-Looking Statements

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," or similar terms. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things: (1) trends affecting the Company’s financial condition, results of operations or future prospects, (2) the Company’s business and growth strategies and (3) the Company’s financing plans and forecasts. Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation, the Company’s inability to raise additional funds to support operations and capital expenditures, the Company’s inability to effectively manage its growth, the Company’s inability to achieve greater and broader market acceptance in existing and new market segments, the Company’s inability to successfully compete against existing and future competitors, the Company’s reliance on independent manufacturers and suppliers, disruptions in the supply chain, the Company’s inability to protect its intellectual property, other factors described elsewhere in this Prospectus, or other reasons. Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

Item 4. Use of Proceeds

The selling shareholders are selling shares of common stock covered by this Prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5.  Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined based on the price paid by the selling shareholders in our private offering.  The offering price was determined by the price shares were sold to our shareholders in our private placement, which was completed in August 2011, pursuant to an exemption under Rule 504 of Regulation D.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.  Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this Prospectus.  In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6.  Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7.  Selling Security Holders

The shares being offered for resale by the selling shareholders consist of the 3,310,000 shares of our common stock held by 35 shareholders of our common stock, which sold in our Regulation D Rule 504 offering completed in August 2011.  The remaining shares offered for resale are held by our sole officer and director, Geoffrey Farwell.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by each of the selling shareholders as of August 15, 2011, and the number of shares of common stock being offered by the selling shareholders.  The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time.  However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus.  All information with respect to share ownership has been furnished by the selling shareholders.

	Selling Shareholders	Relationship to the Company and its Beneficial Owners	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold	Shares of Common Stock Owned After Offering	Percent of Common Stock Owned After the Offering
1	Sean Barber	None	5,000	5,000	0	0%
2	Scott Bruenning	None	5,000	5,000	0	0%
3	Ryan Christianson	None	5,000	5,000	0	0%
4	Erin Christianson	None	5,000	5,000	0	0%
5	Trevor Crow	None	5,000	5,000	0	0%
6	Jessica Crow	None	5,000	5,000	0	0%
7	Joseph Davis	None	5,000	5,000	0	0%
8	Molly Farwell (1)	Family	30,000	30,000	0	0%
9	Charles Fetterhoff	None	5,000	5,000	0	0%
10	Anthony Frook	None	5,000	5,000	0	0%
11	Doug Henslik	None	5,000	5,000	0	0%
12	Paul Hindley	None	5,000	5,000	0	0%
13	Brett Jablonski	None	5,000	5,000	0	0%
14	Sherree Kingman	None	5,000	5,000	0	0%
15	Crystal Knutson	None	5,000	5,000	0	0%
16	Jeff Knutson	None	5,000	5,000	0	0%
17	Eamon Leonard	None	5,000	5,000	0	0%
18	Anthony Matteoni	None	5,000	5,000	0	0%
19	Marla McFarlane	None	5,000	5,000	0	0%
20	Jacob McGruder	None	5,000	5,000	0	0%
21	Chloe Mugg	None	5,000	5,000	0	0%
22	Thomas Norris	None	5,000	5,000	0	0%
23	Jullian Phaff	Family	5,000	5,000	0	0%
24	Anton Phaff	Family	5,000	5,000	0	0%
25	Richard Phaff(2)	Family	5,000	5,000	0	0%
26	Jason Romero	None	5,000	5,000	0	0%
27	Ryan Ross	None	5,000	5,000	0	0%
28	Taylor Schulte	None	5,000	5,000	0	0%
29	Bradley Sisk	None	5,000	5,000	0	0%
30	Alex Weitkamp	None	5,000	5,000	0	0%
31	Catherine Wombolt	None	5,000	5,000	0	0%
32	George Wombolt Jr	None	5,000	5,000	0	0%
33	Mary Zeller (3)	Family	5,000	5,000	0	0%
34	James Zeller(3)	Family	5,000	5,000	0	0%
35	Katie Zeller(4)	Family	5,000	5,000	0	0%

(1)

Molly Farwell is the wife of Geoff Farwell

(2)

Richard Phaff is Geoff Farwell’s uncle by marriage.

(3)

Mary and James Zeller are Geoff Farwell’s in-laws.

(4)

Katie Zeller is Geoff Farwell’s sister-in-law

Geoffrey Farwell is personally acquainted with all the shareholders and solicited their investment in the private placement.

Except as listed above, to our knowledge, none of the selling shareholders or their beneficial owners:

•

has had a material relationship with us other than as a shareholder at any time within the past three years; or

•

has ever been one of our officers or directors or an officer or director of any predecessors or affiliates; or

•

are broker-dealers or affiliated with broker-dealers.

The Company did not use any finders or brokers in the solicitation of the investors and did not pay fees or commissions.

Item 8. Plan of Distribution.

The selling security holders may sell some or all of their shares at a fixed price of $0.03 per share until our shares are quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at prevailing market prices or privately negotiated prices.  Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we hope to obtain a listing on the OTCBB concurrently with the filing of this Prospectus.  In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with Financial Industry Regulatory Authority, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holders must be made at the fixed price of $0.03 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.  The distribution of the shares may be effected in one or more of the following methods:

•

ordinary brokers transactions, which may include long or short sales,

•

transactions involving cross or block trades on any securities or market where our common stock is trading,

•

through direct sales to purchasers or sales effected through agents,

•

through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or

•

any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).  Neither the selling shareholders nor we can presently estimate the amount of such compensation.  We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares.  We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this Prospectus.

The selling shareholders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. Neither we nor the selling shareholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the selling shareholders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

Blue Sky Restrictions on Resale

When a selling shareholder wants to sell shares of our Common Stock under the Prospectus which is a part of this registration statement, the selling shareholder will also need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. The broker for a selling shareholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock. Any person who purchases shares of our common stock from a selling shareholder pursuant to this Prospectus and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales.  When this Prospectus becomes effective, a selling shareholder will indicate in which state(s) he or she wishes to sell the shares, and such seller’s broker will be able to identify whether the stockholder will need to register in that state or may rely on an exemption from registration

Penny Stock Considerations

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations.  Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.  These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 9. Description of Securities to be Registered.

The following statements are qualified in their entirety by reference to the detailed provisions of our Amended and Restated Articles of Incorporation and Bylaws. The Shares registered pursuant to the registration statement of which this Prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Capital Structure

The authorized capital stock of the Company is 500,000,000 shares of capital stock. The board of directors authorized 425,000,000 shares of common stock with full voting rights and with a par value of $0.001 per share, and 75,000,000 shares of preferred stock, with a par value of $0.001 per share (the “Preferred Stock”).

Common Stock

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. Our common stockholders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights of holders of the Company’s Common Stock.

Preferred Stock

Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be provided by Board resolution authorizing the issuance of such Preferred Stock or series thereof; and the Board is vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into the common stock of the Company and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

As of the date of this Prospectus, there are no outstanding shares of Preferred Stock.

Options and Warrants

There are no outstanding options or warrants or other securities that are convertible into our common stock.

Dividend Policy

We have not paid any cash dividends to shareholders. We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Accordingly, shareholders will not get a financial benefit from owning our shares until the shares are sold, which may be difficult because there is no market for our shares and there is only a small chance that there will be a market for our shares.

There are no restrictions in our Amended and Restated Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Item 10. Interests of Named Experts and Counsel.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee..

Auditing Matter

Our financial statements for the period from our inception on October 25, 2010 through August 31, 2011 included in this Prospectus have been audited by Timothy Coons, CPA, Phd. an independent registered public accountant located at 867 Villa La Jolla Drive, #110, La Jolla, CA 92037 and have been included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

Item 11. Information with Respect to Registrant.

Company Information Over the Past Five Years

Boxceipts.com, Inc. is a corporation, incorporated in the State of Nevada on October 25, 2010. The Company's principal office is located at 5711 West 157th Terrace Overland Park, KS 66223.  At that time, the Company issued 3,100,000 shares of common stock to Geoffrey Farwell for $100 in cash and a $3,000 subscription receivable.

During the period July 1, 2011 through August 31, 2011, the Company sold an aggregate of 200,000 shares of common stock to 35 investors in an offering exempt from registration under federal securities laws pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933, as amended

The Company has not generated revenue since inception through August 31, 2011.

Organizational Structure

Our President and Chief Executive Officer, Geoffrey Farwell is participating in the Company’s start-up activities. At present, he is contributing less than 5 hours per week, without compensation, to handle the operational business functions including corporate administration and overseeing the development of the company’s products. We do not anticipate at this time that our management will change although the Company does not have an employment agreement with Mr. Farwell.

Business Model

We plan to develop a software bridge to support the emailing of retail receipts to customers by providing the proper technology, marketing, capital and leadership to implement our plan.  Initially, capital has been providing by our founding principals and shareholders to fund initial startup costs. Subsequently, funds to finance growth and working capital are planned to be provided by the sale of our services which is a recurring revenue model.  As the demand for our services increases, we plan to grow our staff to include, among others, sales, marketing, database managers, and Microsoft Certified .net systems developers and customer service representatives.

Technology / Platform

The website’s user interface, www.boxceipts.com, was developed using Microsoft Visual Web Developer 2010 Express.  The database was developed using SQL Server 2008.  The website resides on a Windows Server 2008 server co-located at www.godaddy.com.  The website is protected with a security certificate offering RSA (2,048 bit) encryption.’

The Company plans to develop a system that allows retail companies to email receipts to their customers.  Retail experts expect email receipts to become the standard as new smartphone technology is introduced that could eliminate the need for credit cards. These technological enhancements will allow people to wave their phones close to store terminals, or text special codes to their phones so charges can simply be added to monthly phone bills.

Marketing

We plan to market our products through existing relationships of Geoffrey Farwell.  The Company will also develop its website at the domain www.boxceipts.com and will work on developing a search engine optimization strategy.

Growth and Sales Strategies

We are currently in the development stage of creating our software architecture and business plan.

Competition

There are very few competitors in the space, and most offer a non-client specific solution.  Most major retailers are beginning to offer the emailing solution to its retail customers.   Many companies such as Nordstrom, Banana Republic and Old Navy offer an email receipt option to its customers.  The Company anticipates increasing demand as customers accept the use of emailed receipts.

The Company will work toward finding its niche in this market by providing a superior customer experience, highly reliable software, strong support and security.  We will also use direct marketing, educational newsletters and other traditional marketing methods to increase sales and to better compete in this market.  We will drive business to our website through the implementation of search engine optimization techniques.

Although the field of competition is sparse, the education of the retailers on how non-revenue producing, value added services will be difficult and could adversely impact our ability to successfully get clients and grow the Company’s revenue.

Description of Property

The Company owns no real estate. Boxceipts.com, Inc. is currently utilizing space in Overland Park, KS. The property is owned by our President and Chief Executive Officer, Geoffrey Farwell, and the Company presently pays no rent to occupy the space. There is no obligation for or guarantee that this arrangement will continue in the future.  The website is co-located with www.godaddy.com to insure favorable service times while offering the flexibility of increasing data storage and bandwidth without the delay of acquisition and installation of owned services.

Legal Proceedings

There are no legal proceedings pending or threatened against the Company

Market for Common Equity and Related Shareholder Matters.

There is presently no public market for our shares of common stock.  We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the Registration Statement of which this Prospectus forms a part.  However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize. The OTCBB differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers.

To qualify for quotation on the OTCBB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the listing of a company’s securities. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Common Stock of the Company. We may not now and may never qualify for quotation on the OTCBB.

Transfer Agent

We have not retained a transfer agent to serve as transfer agent for shares of our Common Stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our Common Stock.

Rule 144 Shares

There are currently no outstanding warrants for the purchase of shares of common stock and no shares of common stock reserved under any employee stock option plans. As of the date of this Prospectus, 200,000 shares of common stock are issued and outstanding. There currently are no shares of common stock or common stock equivalents which can be resold in the public market in reliance upon the safe harbor provisions of Rule 144, as promulgated under the Securities Act of 1933.

Upon the date this Registration Statement becomes effective, a total of 200,000 shares of our common stock will become available for resale to the public. The 3,300,000 shares of common stock outstanding as of the date of this Prospectus are considered “restricted securities” because they were issued in reliance upon an exemption from the registration requirements of the Securities Act and not in connection with a public offering. Pursuant to Rule 144 under the Securities Act, at such time as the Company has become a reporting issuer under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, these restricted shares will become available for resale to the public at the rate of one percent (1%) of total issued and outstanding shares of the Company during a three-month period. In general, under Rule 144, as amended, an affiliate of a reporting company may resell restricted securities after a six-month holding period, subject to the current public information requirements, volume limitations, manner of sale requirements and notice of proposed sale requirements.

Executive Compensation

Geoffrey Farwell, the Company's sole officer and a director, does not receive any compensation for his services rendered to the Company since inception, has not received such compensation in the past and is not accruing any compensation pursuant to any agreement with the Company.  There are also no arrangements or plans to provide retirement, pension or similar benefits. We do not currently have any bonus or incentive plans available. However, stock options may be granted at the direction of the board of directors.

Management's Discussion and Analysis or Plan of Operation

The following discussion of our financial condition and plan of operation should be read in conjunction with the Company’s financial statements, the notes to those statements and the information included elsewhere in this Prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this Prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Plan of Operation

We are a development stage company. We have not yet started operations or generated or realized any revenues from business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital. We do not expect to generate any revenue until we obtain rights to offer an email receipt solution to customers or enter into agreements to license our solution to other retail software product providers. Accordingly, we must raise cash from sources other than through the our product offerieng. The Company currently has no arrangements in place for additional financing.  Our success or failure will be initially determined by the availability of additional financing and thereafter by our success in implementing our business plan.

If it appears in the discretion of our management that the prospect of implementing any component of our business plan is promising, we will attempt to raise additional money through a private placement, public offering or through loans. If we are unable to raise additional cash, we will either have to suspend activities until we do raise the cash, or cease activities entirely.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in the start-up phase of development, have generated no revenue from operations and cannot guarantee we will be successful in our business operations.

Liquidity and Capital Resources

For customer sales and service, we plan to utilize online registration or one phone line.  Orders can be taken online or via phone message 24 hours per day.  Customer service is expected to be minimal until sales are increased.

Results of Operations

For the period ended August 31, 2011, we had no sale or income and current assets of $6. We believe we can satisfy our cash requirements for the next twelve months with a loan from our President, Mr. Farwell. In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the improvement and marketing of our core services.  Should this occur, we will suspend or cease operations or we may require financing to potentially achieve our profit, revenue and growth goals.  We are uncertain whether financing would be available.

Going Concern Considerations

We have not generated any revenues since inception. As of August 31, 2011 we had accumulated losses of $94. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements indicating substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Shell  Company Status

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

(1) No or nominal operations; and

(2) Either:

(i) No or nominal assets;

(ii) Assets consisting solely of cash and cash equivalents; or

(iii) Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.  The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined under Rule 405.

Contractual Obligations

The Company has no contractual obligations.

	Payments Due By Periods
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations	$0.00	$0.00	$0.00	$0.00	$0.00
Capital Lease Obligations	$0.00	$0.00	$0.00	$0.00	$0.00
Operating Lease Obligations	$0.00	$0.00	$0.00	$0.00	$0.00
Purchase Obligations	$0.00	$0.00	$0.00	$0.00	$0.00
Other Long Term Liabilities	$0.00	$0.00	$0.00	$0.00	$0.00
Total	$0.00	$0.00	$0.00	$0.00	$0.00

Directors, Executive Officers, Promoters and Control Persons

Name	Age	Position
Geoffrey Farwell	30	President, CEO, Director, Shareholder

Geoffrey Farwell

Geoffrey Farwell, 30, has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since inception.  Mr. Farwell has over 10 years experience in new business development.  He specializes in identifying opportunities and working to fill the void with a technological solution.  In addition to his work with the Company, Mr. Farwell is currently working with a mobile notary company he founded in 2009.  Prior owning and operating his own business, Mr. Farwell spent five years in new business development for Stewart Title Insurance Company and its subsidiaries.  During his time with Stewart, Mr. Farwell operated in a variety of roles integrating title company acquisitions into the Stewart process model.  Prior to 2004, Mr. Farwell held a variety of sales positions in the mortgage industry

Our sole officer and directors will serve until their successors are elected and qualified.  Our officer is elected by the board of directors until he is removed from office.  The board of directors has nominating, auditing or compensation committees. The persons named above are expected to hold their offices until the next annual meeting of shareholders.

Committees of the Board of Directors

Our board of directors has not established any committees, including an audit committee, a compensation committee, a nominating committee or any committee performing a similar function.  The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the board of directors would not provide any benefits to our company and could be considered more form than substance.

Security Ownership of Certain Beneficial Owners and Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)	Position
Common Stock	Geoffrey Farwell 5711 W. 157th Terrace Overland Park, KS 66223	3,100,000	93.4%	President, CEO, Director, Shareholder

(1)

All shares are currently held by each beneficial owner and manager.  None of the shares are pledged as security.  The owners do not have any right to acquire additional ownership of any of the Company’s capital stock.

(2)

The percent of call is based on 3,300,000 shares of our common stock issued and outstanding as of July 31, 2011.

Transactions with Related Persons, Promoters and Certain Control Persons.

On October 25, 2010, we issued 3,100,000 shares of common stock to Geoffrey Farwell pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.  The total purchase price for the shares was $3,100.

Changes in Control

There are no agreements in place or currently anticipated for a change of control of the Company.  Mr. Farwell has not pledged any of its common stock.

Item 12.  Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Reports to Security Holders

We have filed with the SEC a registration statement (the “Registration Statement”) on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the registration statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

Financial Statements

Our fiscal year ended on December 31, 2010. We will provide audited financial statements to our shareholders on an annual basis as prepared by the Company’s independent certified public accountant.  The financial statements of Boxceipts.com, Inc. as of August 31, 2011 and for the period from October 25, 2010 (inception) through August 31, 2011, included in this Registration Statement have been audited by Timothy A. Coons, CPA PhD, independent registered public accounting firm, and have been so included in reliance upon the report of Timothy A. Coons, CPA PhD given on the authority of such firm as experts in accounting and auditing.

BOXCEIPTS.COM, INC.

AS OF AUGUST 31, 2011

AND FOR THE PERIOD OCTOBER 25, 2010 (INCEPTION)

THROUGH AUGUST 31, 2011

(AUDITED)

Financial Statements

F-1

To the Board of Directors and Shareholders

Boxceipts.com, Inc.

Overland Park, Kansas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the balance sheet of Boxceipts.com, Inc. (the “Company”) (A Development Stage Company) as of August 31, 2011 and the related statements of operations, changes in shareholders’ equity, and cash flows for the period from October 25, 2010 (inception) to August 31, 2011.  The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Our audit of the financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boxceipts.com, Inc. as of August 31, 2011, and the results of its operations, changes in shareholders’ equity, and cash flows for the period from October 25, 2010 (inception) to August 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered a loss from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Timothy A. Coons, CPA PhD
San Diego, California
September 19, 2011

F-2

BOXCEIPTS.COM, INC.

BALANCE SHEET

AS OF AUGUST 31, 2011

(A DEVELOPMENT STAGE COMPANY)

ASSETS
CURRENT ASSETS
Cash	$6
Subscriptions Receivable	$9,000
TOTAL CURRENT ASSETS	$9,006

OTHER CURRENT ASSETS
Deferred Offering Costs	$12,840
TOTAL OTHER ASSETS	$12,840
TOTAL ASSETS	$21,846

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$12,840
TOTAL CURRENT LIABILITIES	$12,840

Commitments and contingencies (Notes 2, 4, 5, 6, 7, 8 and 9)

SHAREHOLDERS' EQUITY
Preferred Stock, $0.001 par value, Authorized: 75,000,000 shares, Issued and Outstanding: None	$0
Common Stock, $0.001 par value, Authorized: 425,000,000 shares, Issued and Outstanding: 3,100,000 shares	$3,100
Common Stock, $0.03 par value, Authorized 425,000,000, Issued and Outstanding 200,000 shares	$6,000
Net Loss for the period	$(94)
TOTAL SHAREHOLDERS' EQUITY	$9,006
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$21,846

The accompanying notes are an integral part of the financial statements.

F-3

BOXCEIPTS.COM, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MARCH 31, 2011 (INCEPTION) TO

AUGUST 31, 2011

(A DEVELOPMENT STAGE COMPANY)

For the period from October 25, 2010 (Inception) to August 31, 2011
REVENUE
Sales	$0
Total Revenue	$0

EXPENSES
General and administrative
Postage and Shipping	$24
Bank Charges	$70
Total Expenses	$(94)
NET INCOME BEFORE TAXES	$0
Provision for Taxes	$0
NET INCOME	$(94)

NET LOSS PER SHARE
Basic and diluted	$(0.00002)

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and diluted	3,300,000

The accompanying notes are an integral part of the financial statements.

F-4

BOXCEIPTS.COM, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE PERIOD OCTOBER 25, 2010 (INCEPTION) TO AUGUST 31, 2011 (Audited)

(A DEVELOPMENT STAGE COMPANY)

	Common Stock $0.001 Par Value Shares Amount		Additional Paid-in Capital	Operating Income	Total
Balance , October 25, 2010	0	$0	$0	$0	$0

Shares issued at $0.001 per share on October 25, 2010	3,100,000	$3,100	$0	0	$3,100

Shares issued at $0.03 per share on August 31, 2011	200,000	$6,000	$0	0	$6,000

Net Loss for the Period Ended August 31, 2011				(94)	$(94)
Balance, August 31, 2011	3,300,000	$9,100	$0	$(94)	$9,006

The accompanying notes are an integral part of the financial statements.

F-5

BOXCEIPTS.COM, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED OCTOBER 25, 2010 (INCEPTION) TO AUGUST 31, 2011

(A DEVELOPMENT STAGE COMPANY)

For the period from October 25, 2010 (Inception) to August 31, 2011 (Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$(94)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
(Increase) in Deferred Offering Costs	$(12,840)
(Increase) in Subscriptions Receivable	$(6,000)
Increase in Accounts Payable	$12,840
NET CASH PROVIDED BY OPERATING ACTIVITIES	$(6,094)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	$6,100
NET CASH PROVIDED BY FINANCING ACTIVITIES	$0

INCREASE (DECREASE) IN CASH	$6

CASH, at October 25, 2010	$0

CASH, at August 31, 2011	$6

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

SUPPLEMENTAL NON-CASH TRANSACTIONS:
Stock Subscription Receivable	$3,000

The accompanying notes are an integral part of the financial statements.

F-6

BOXCEIPTS.COM, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD OCTOBER 25, 2010 (INCEPTION) to AUGUST 31, 2011

 (A DEVELOPMENT STAGE COMPANY)

NOTE 1 – ORGANIZATION, BUSINESS OPERATIONS, AND BASIS OF PRESENTATION

The interim financial statements ended August 31, 2011, included herein, presented in accordance with United States generally accepted accounting principles, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.

The results of operations for the interim periods are not indicative of annual results

Boxceipts.com, Inc. (the "Company") was incorporated in the State of Nevada on October 25, 2010. The Company is a Development Stage Company as defined by Statement of Financial Accounting Standards ("SFAS") No. 7. The Company plans to offer a point of sale email solution to allow retailers to email receipts to customers instead of printing hard copy.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

In view of these matters, continuation as a going concern is dependent upon the continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

The company plans to improve its financial condition through a public offering as described in Note 6. However, there is no assurance that the Company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

b) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

F-7

c) Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

d) Fair Value of Financial Instruments

ASC Topic 820-10 requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2011.

F-7

The respective carrying value of certain on-balance-sheet financial instruments approximates their fair values. These  financial instruments include cash, stock subscriptions receivable, and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.  See Note 8 for further details.

e) Revenue Recognition

It is the Company's policy that revenues will be recognized in accordance with ASC Topic 605-10-25, "Revenue Recognition". Under ASC Topic 605-10-25, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable, and collectability is reasonably assured.

f) Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. To date, the Company has not adopted a stock option plan and has not granted and stock options.

g) Income Taxes

The Company follows FASB Codification Topic 740-10-25 (ASC 740-10-25) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

h) Basic and Diluted Net Loss per Share

The Company computes net income (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share". ASC Topic 260-10 requires presentation of both basic and diluted per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive shares if their effect is anti-dilutive.  The Company had no dilutive common stock equivalents as of August 31, 2011.

F-7

j) Concentrations

The Company is not currently a party to any financial instruments that potentially subject it to concentrations of credit risk.

k) Recent Pronouncements

There were various accounting standards and interpretations issued during 2010 and 2011, none of which are expected to have a material impact on the Company's financial position, operations, or cash flows.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company has a net loss of $(94) for the period from October 25, 2010 (inception) to August 31, 2011.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital.  The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

F-7

NOTE 4 - CAPITAL STOCK

Preferred Stock. The Company has authorized 75,000,000 shares of preferred stock with a par value of $.001 per share. These shares may be issued in series with such rights and preferences as may be determined by the Board of Directors. The Company has not issued any preferred shares as of August 31, 2011

Common Stock. The Company has authorized 425,000,000 shares of common stock with a par value of $.001 per share. As of August 31, 2011, there were 3,200,000 shares issued and outstanding.

On October 25, 2010, (inception), the Company issued 3,100,000 shares of common stock to Geoffrey Farwell, the Company’s sole shareholder and President at $0.001 per share in exchange for $100.00 cash and a subscription payable of $3,000.00.

On August 31, 2011, the Company issued 200,000 shares of common stock to 35 investors at $0.030 per share in exchange for a subscription receivable.

NOTE 5 - INCOME TAXES

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s deferred tax asset consists entirely of the benefit from an operating loss (NOL) carry forward. The net operating loss carry forward, if not used, will expire in various years through 2030, and is severely restricted as per the Internal Revenue Code, if there is a change in ownership. The Company’s deferred tax asset is offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forward. Net operating loss carry forwards may be further be limited by other provisions of the tax laws.

The Company’s deferred tax asset, valuation allowance, and change in valuation allowance are as follows:

	Estimated NOL Carry Forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Change in Valuation Allowance	Net Tax Benefit
Period Ending December 31, 2010	$9	2030	$1	$(1)	$(1)	$0

Income taxes at the statutory rate are reconciled to the Company’s actual income taxes as follows:

Income Tax	(15.00)%
Deferred Income	15.00%
Actual Tax Rate	0.00%

F-7

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company uses the offices of its President for its minimal office facility needs for no consideration. No provision for these costs has been provided since it has been determined that they are immaterial.  The President is working without compensation and has not accrued any compensation for his time associated with the beta test customer.

NOTE 7 - DEFERRED OFFERING COSTS

As of August 31, 2011 the Company had incurred $12,840 related to a Reg. D filing of its securities. The Company has carried these costs as deferred offering costs in its financial statements. If the offering is successful, these costs will be charged against the proceeds. If the offering is unsuccessful, these costs will be expensed.

NOTE 8 – FAIR VALUE MEASUREMENTS

The Company adopted ASC Topic 820-10 at the beginning of 2010 to measure the fair value of certain of its financial assets required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

The Company has no level 3 assets or liabilities.

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of August 31, 2011:

	Level 1	Level 2	Level 3	Fair Value
Cash	$6	$0	$0	$6
Accounts payable	$0	$12,840	$0	$12,840

NOTE 9 - SUBSEQUENT EVENTS

The Company’s Management has reviewed all material events through August 31, 2011 in accordance with ASC 855-10, and believes there are no material subsequent events to report.

F-7

BOXCEIPTS.COM, INC.

200,000 SHARES OF COMMON STOCK

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until __________, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering for the securities included in this registration statement:

SEC registration fee	$.69
Blue Sky fees and expenses	$475.00
Printing and shipping expenses	$100.00
Legal fees and expenses	$4,000.00
Accounting fees and expenses	$1,750.00
EDGAR fees	$1,000.00
Transfer agent and miscellaneous expenses	$1,000.00
Total	$8,325.69

All expenses are estimated except the SEC filing fee and the Blue Sky filing fees.

Item 14. Indemnification of Directors and Officers

The Company’s directors and executive officers are indemnified as provided by the Nevada Revised Statutes and its Bylaws. These provisions state that certain persons (hereinafter called "lndemnitees") may be indemnified by a Nevada corporation pursuant to the provisions of applicable law, namely, any person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company will indemnify the Indemnitees in each and every situation where the Company is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Company will also indemnify the Indemnitees in each and every situation where, under the aforesaid statutory provisions, the Company is not obligated, but is nevertheless permitted or empowered, to make such indemnification. Before making such indemnification with respect to any situation covered under the foregoing sentence, the Company will make a determination as to whether each Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful. No such indemnification shall be made (where not required by statute) unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

Item 15. Recent Sales Of Unregistered Securities.

We were incorporated in the State of Nevada on October 25, 2010 and 500,000,000 shares of common stock were issued to Geoffrey Farwell for $100 and a subscription receivable of $3,000.00.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founder’s shares.  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Farwell had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering”.  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In August 2011, we completed a Regulation D Rule 504 offering in which we sold 200,000 shares of common stock to 35 investors, at a price per share of $0.03 for an aggregate offering price of $6,000.  The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

	Selling Shareholders	Relationship to the Company and its Beneficial Owners	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold	Shares of Common Stock Owned After Offering	Percent of Common Stock Owned After the Offering
1	Sean Barber	None	5,000	5,000	0	0%
2	Scott Bruenning	None	5,000	5,000	0	0%
3	Ryan Christianson	None	5,000	5,000	0	0%
4	Erin Christianson	None	5,000	5,000	0	0%
5	Trevor Crow	None	5,000	5,000	0	0%
6	Jessica Crow	None	5,000	5,000	0	0%
7	Joseph Davis	None	5,000	5,000	0	0%
8	Molly Farwell	Family	30,000	30,000	0	0%
9	Charles Fetterhoff	None	5,000	5,000	0	0%
10	Anthony Frook	None	5,000	5,000	0	0%
11	Doug Henslik	None	5,000	5,000	0	0%
12	Paul Hindley	None	5,000	5,000	0	0%
13	Brett Jablonski	None	5,000	5,000	0	0%
14	Sherree Kingman	None	5,000	5,000	0	0%
15	Crystal Knutson	None	5,000	5,000	0	0%
16	Jeff Knutson	None	5,000	5,000	0	0%
17	Eamon Leonard	None	5,000	5,000	0	0%
18	Anthony Matteoni	None	5,000	5,000	0	0%
19	Marla McFarlane	None	5,000	5,000	0	0%
20	Jacob McGruder	None	5,000	5,000	0	0%
21	Chloe Mugg	None	5,000	5,000	0	0%
22	Thomas Norris	None	5,000	5,000	0	0%
23	Jullian Phaff	Family	5,000	5,000	0	0%
24	Anton Phaff	Family	5,000	5,000	0	0%
25	Richard Phaff	Family	5,000	5,000	0	0%
26	Jason Romero	None	5,000	5,000	0	0%
27	Ryan Ross	None	5,000	5,000	0	0%
28	Taylor Schulte	None	5,000	5,000	0	0%
29	Bradley Sisk	None	5,000	5,000	0	0%
30	Alex Weitkamp	None	5,000	5,000	0	0%
31	Catherine Wombolt	None	5,000	5,000	0	0%
32	George Wombolt Jr	None	5,000	5,000	0	0%
33	Mary Zeller	Family	5,000	5,000	0	0%
34	James Zeller	Family	5,000	5,000	0	0%
35	Katie Zeller	Family	5,000	5,000	0	0%

The common stock issued in our Regulation D, Rule 504 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 504 of Regulation D of the Securities Act of 1933.  Please note that pursuant to Rule 504, all shares purchased in the Regulation D Rule 504 offering completed in August 2011 were restricted in accordance with Rule 144 of the Securities Act of 1933.  We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation
3.2	Bylaws
4.1	Specimen common stock certificate
5.1	Opinion of Seck & Associates LLC
23.1	Consent of Seck & Associates LLC (see Exhibit 5.1)
23.2	Consent of Timothy A. Coons, CPA PhD for use of their report

Item 17. Undertakings

We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any additional or changed material information on the plan of distribution which was not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any Preliminary Prospectus or Prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

4. For determining any liability under the Securities Act of 1933:

(i) we shall treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii) we shall treat each Prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement. Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii) we shall treat each Prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than Prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant.

(iv) Any other communication that is an offer in the offering made by the undersigned to registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Overland Park, State of Kansas on October 18, 2011.

BOXCEIPTS.COM, INC.

By: /s/ Geoffrey T. Farwell
President and Chief Executive Officer

In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Geoffrey T. Farwell	President, Chief Executive Officer and Director (principal executive officer; principal financial and accounting officer)	October 18, 2011